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                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
                            (AMENDMENT NO.______)

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             DIEBOLD, INCORPORATED
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        ---------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
/ /  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:______
         _____________________________________________________________________
     (2) Aggregate number of securities to which transaction applies: ____________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. Set forth the amount on which the filing fee is calculated and state how it was determined: _________________________________________________________
     (4) Proposed maximum aggregate value of transaction: ____________________
     (5) Total fee paid: _____________________________________________________

/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid: _____________________________________________
     (2) Form, Schedule or Registration Statement No.: _______________________
     (3) Filing Party: _______________________________________________________
     (4) Date Filed: _________________________________________________________

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

                             DIEBOLD, INCORPORATED
                               5995 MAYFAIR ROAD
                 P.O. BOX 3077 - NORTH CANTON, OHIO 44720-8077

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 3, 1996
                               ------------------

TO THE SHAREHOLDERS:

     THE ANNUAL MEETING OF SHAREHOLDERS OF THE CORPORATION WILL BE HELD AT THE DIEBOLD EDUCATION CENTER AT STARK TECHNICAL COLLEGE, 5801 DRESSLER ROAD, N.W., CANTON, OHIO 44720, ON APRIL 3, 1996 AT 10:00 A.M., LOCAL TIME, FOR THE FOLLOWING PURPOSES:

     1. To elect Directors;

     2. To consider and act on a proposal to amend the Articles of Incorporation to increase the authorized number of Common Shares, $1.25 par value, from 50,000,000 to 125,000,000;

     3. To vote upon ratification of the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent auditors for the year 1996; and

     4. To consider such other matters as may properly come before the meeting or any adjournment thereof.

     The enclosed proxy card is solicited, and the persons named therein have been designated, by the Board of Directors of the Corporation.

     Holders of record of the Common Shares at the close of business on March 1, 1996 will be entitled to vote at the meeting.

     Your attention is directed to the attached proxy statement.

                                              By Order of the Board of Directors

                                                   CHAREE FRANCIS-VOGELSANG
                                                 Vice President and Secretary
March 8, 1996
(approximate mailing date)

         YOU ARE EARNESTLY REQUESTED TO COOPERATE IN ASSURING A QUORUM
            BY FILLING IN, SIGNING AND DATING THE ENCLOSED PROXY AND
                  PROMPTLY MAILING IT IN THE RETURN ENVELOPE.

                             DIEBOLD, INCORPORATED
                               5995 MAYFAIR ROAD
                 P.O. BOX 3077 - NORTH CANTON, OHIO 44720-8077

                               ------------------

                                PROXY STATEMENT
                               ------------------

                 ANNUAL MEETING OF SHAREHOLDERS, APRIL 3, 1996

     This proxy statement is furnished to shareholders of Diebold, Incorporated (the "Corporation") in connection with the solicitation by the Board of Directors of proxies to be used at the 1996 annual meeting of shareholders to be held on April 3, 1996, at 10:00 a.m., local time, or any adjournments thereof, for the purpose of considering and acting upon the matters referred to in the preceding notice of annual meeting and more fully discussed below. This proxy statement was first mailed to shareholders on or about March 8, 1996. Shares represented by a properly executed proxy will be voted as indicated on the proxy. Shareholders may revoke the authority granted by their proxies at any time before the exercise of the powers conferred thereby by notice in writing delivered to the Secretary of the Corporation; by submitting a subsequently dated proxy; or by attending the meeting, withdrawing the proxy and voting in person.

     On March 1, 1996, the record date for the meeting, the outstanding voting securities of the Corporation consisted of 45,869,037 Common Shares, $1.25 par value per share, all of one class. Each shareholder of record as of the close of business on March 1, 1996 will be entitled to one vote for each Common Share held on that date. All discussions of outstanding Common Shares in this proxy statement have been adjusted to reflect the 3-for-2 stock split distributed on February 23, 1996 to shareholders of record as of February 9, 1996.

     If notice in writing shall have been given by a shareholder to the President, any Vice President or Secretary at least forty-eight hours prior to the time fixed for holding the meeting that the shareholder desires that the voting for the election of directors shall be cumulative, and if an announcement of the giving of such notice is made upon convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder will have cumulative voting rights. In cumulative voting, each shareholder may cast a number of votes equal to the number of shares owned multiplied by the number of directors to be elected and the votes may be cast for one nominee only or distributed among the nominees. In the event that voting at the annual meeting is to be cumulative, the persons designated on the proxy will cumulate the votes in accordance with their discretion. The results of shareholder voting at the annual meeting will be tabulated by the inspectors of elections appointed for the annual meeting. The Corporation intends to treat properly executed proxies that are marked "abstain" as present for purposes of determining whether a quorum has been achieved at the annual meeting. The director-nominees receiving the greatest number of votes will be elected. Votes withheld in respect of the election of directors will not be counted in determining the outcome of that vote. Abstentions in respect of the proposal to amend the Articles of Incorporation to increase the authorized shares or in respect of the proposal to ratify the appointment of the independent auditors will have the same effect as votes against those proposals. The Corporation does not anticipate receiving any broker non-votes at the annual meeting in light of the nature of the matters to be acted upon at the annual meeting; however, any broker non-votes received in respect of the proposal to amend the Articles of Incorporation will have the same effect as votes against that proposal, and any broker non-votes received in respect of the appointment of auditors will not affect the voting on that proposal.

                         BENEFICIAL OWNERSHIP OF SHARES

     To the knowledge of the Corporation, no person beneficially owned more than 5 percent of the outstanding Common Shares as of December 31, 1995, except for the shareholders listed below. The information provided below is derived from Schedules 13G filed with the Securities and Exchange Commission.

                                                        AMOUNT AND
                                                          NATURE
                  NAME AND ADDRESS                     OF BENEFICIAL           PERCENT
                 OF BENEFICIAL OWNER                     OWNERSHIP             OF CLASS
                 --------------------                  -------------           --------
FMR Corp., Edward C. Johnson 3d                          4,021,688(a)             8.78
  and Abigail P. Johnson
82 Devonshire Street
Boston, Massachusetts 02109-3614

The Prudential Insurance Company of                      3,948,862(b)(c)          8.60
  America ("Prudential")
Prudential Plaza
Newark, New Jersey 07102-3777

Jennison Associates Capital Corp.                        3,927,863(c)             8.58
  ("Jennison")
466 Lexington Avenue
New York, New York 10017

---------------
(a) Edward C. Johnson 3d is the Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. Fidelity Management & Research Company ("Fidelity Research"), in its capacity as an investment advisor to several investment companies, and as a result of acting as sub-advisor to Fidelity American Special Situations Trust ("FASST"), and Fidelity Management Trust Company ("Fidelity Trust"), in its capacity as an investment manager of several institutional accounts, beneficially own 3,450,750 shares (7.54%) and 554,438 shares

    (1.21%), respectively. Fidelity Research and Fidelity Trust are each wholly-owned subsidiaries of FMR Corp. Fidelity International Limited ("Fidelity International"), in its capacity as an investment advisor to various investment companies and certain institutional investors, beneficially owns 31,875 shares (0.07%), which includes 15,375 shares (0.03%) owned by FASST. FMR Corp. does not aggregate shares owned by Fidelity International for purposes of its Schedule 13G, but nonetheless reports shares owned by Fidelity International on a voluntary basis. FMR Corp., Edward C. Johnson 3d, and certain related funds each claim to have sole investment power with respect to 3,435,375 shares (7.49%) owned by such funds. The sole voting power of such shares resides in the respective Board of Trustees for each of the various funds. FMR Corp. has sole voting power with respect to 547,913 shares (1.19%) and sole investment power with respect to 4,021,688 shares (8.78%). Fidelity International has sole investment power and sole voting power with respect to 16,500 shares (0.04%). Fidelity International, FMR Corp. and FASST each claim to have sole investment power and sole voting power with respect to the 15,375 shares (0.03%) held by FASST.

(b) Prudential has sole investment power and sole voting power as to 349,013 shares (0.76%), shared investment power as to 3,599,850 shares (7.84%) and shared voting power as to 2,748,375 shares (6.00%).

(c) Jennison has sole voting power as to 342,188 shares (0.75%), shared voting power as to 2,734,200 shares (5.96%) and shared investment power as to 3,927,863 shares (8.56%). On February 13, 1996, representatives of Jennison informed the Corporation that Jennison is a wholly-owned subsidiary of Prudential. Accordingly, the Corporation believes the shares reported with respect to Jennison may be included in the shares reported for Prudential.

                             ELECTION OF DIRECTORS

     The Board of Directors recommends that nine nominees for director be elected at the annual meeting, each to hold office for a term of one year from the date of the annual meeting, and until the election and qualification of a successor. In the absence of contrary instruction, the Proxy Committee will vote the proxies for the election of the nine nominees, who are Louis V. Bockius III, Daniel T. Carroll, Donald R. Gant, L. Lindsey Halstead, Phillip B. Lassiter, John N. Lauer, Robert W. Mahoney, William F. Massy, and W. R. Timken, Jr. All nominees are presently members of the Board of Directors.

     If for any reason any nominees are not available for election when the election occurs, the designated proxies, at their option, may vote for substitute nominees recommended by the Board of Directors. Alternatively, the Board of Directors may reduce the number of nominees. The Board of Directors has no reason to believe that any nominee will be unavailable for election when the election occurs.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table shows the beneficial ownership of Common Shares of the Corporation, including those shares of which an individual has a right to acquire ownership, e.g., through exercise of stock options under the Amended and Extended 1972 Stock Option Plan (the "1972 Plan") and the 1991 Equity and Performance Incentive Plan (the "1991 Plan"), within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, for each director-nominee, including the chief executive officer and the other four most highly compensated executive officers ("named executive officers") and for such persons and the other executive officers as a group as of February 10, 1996. Ownership is also reported as of December 31, 1995 for shares in the 401(k) Savings Plan over which the individual has voting power, together with shares held in the Dividend Reinvestment Plan.

          NAME, AGE,
     PRINCIPAL OCCUPATION                    COMMON
        OR EMPLOYMENT,                       SHARES           PERCENT
      PRESENT AND DURING      DIRECTOR    BENEFICIALLY          OF                OTHER
       LAST FIVE YEARS        SINCE          OWNED1           CLASS           DIRECTORSHIPS
------------------------------------     --------------       ------     -----------------------
DIRECTOR-NOMINEES:
LOUIS V. BOCKIUS III -- 60     1978          210,986(2,3)      0.46      United National Bank &
  Chairman, Bocko                                                        Trust Co.
  Incorporated,
  North Canton, Ohio
  Plastic Injection Molding

DANIEL T. CARROLL -- 69        1980           15,342(6)        0.03      A.M.Castle & Co.,
  Chairman and President                                                 American Woodmark
  The Carroll Group, Inc.                                                Corporation,
  Ann Arbor, Michigan                                                    Aon Corporation,
  Management Consulting                                                  Comshare, Inc.,
                                                                         DeSoto, Inc.,
                                                                         Oshkosh Truck
                                                                         Corporation, Wolverine
                                                                         World Wide, Inc.
                                                                         Woodhead Industries,
                                                                         Inc.

          NAME, AGE,
     PRINCIPAL OCCUPATION                    COMMON
        OR EMPLOYMENT,                       SHARES           PERCENT
      PRESENT AND DURING      DIRECTOR    BENEFICIALLY          OF                OTHER
       LAST FIVE YEARS        SINCE          OWNED1           CLASS           DIRECTORSHIPS
----------------------------  ------     --------------       ------     -----------------------
DONALD R. GANT -- 67           1977        23,351(2,4)         0.05      ABC Rail Products
  Limited Partner                                                        Corporation,
  The Goldman Sachs Group,                                               Stride Rite Corp.
  L.P., New York, New York
  Prior  -- General Partner,
  Goldman, Sachs & Co.
  New York, New York
  Investment Banker

L. LINDSEY HALSTEAD -- 65      1993            6,185           0.01      None
  Retired
  Prior  -- Chairman of the
  Board, Ford of Europe
  Automotive Industry

PHILLIP B. LASSITER -- 52      1995            2,343           0.00      AMBAC Inc., HCIA
  Chairman of the Board,                                                 Inc.
  President and
  Chief Executive Officer
  AMBAC Inc.
  New York, New York
  Financial Guarantee
  Insurance Holding Company
  Prior  -- Group Executive
  Citibank, N.A.

JOHN N. LAUER -- 57            1992            6,334           0.01      BorsodChem, R.T.,
  Retired, Private Investor                                              Menasha Corporation
  Prior  -- President and
  Chief Operating Officer
  The BFGoodrich Company
  Akron, Ohio
  Chemical and Aerospace
  Company

          NAME, AGE,
     PRINCIPAL OCCUPATION                    COMMON
        OR EMPLOYMENT,                       SHARES            PERCENT
      PRESENT AND DURING      DIRECTOR    BENEFICIALLY           OF                OTHER
       LAST FIVE YEARS        SINCE          OWNED1            CLASS           DIRECTORSHIPS
------------------------------------     --------------        ------     -----------------------
ROBERT W. MAHONEY -- 59        1983          107,336(6)         0.23      The Sherwin-Williams
  Chairman of the Board,                                                  Company, The Timken
  President and Chief                                                     Company
  Executive
  Officer, Diebold,
  Incorporated, Canton, Ohio
  Prior  -- Chairman of the
  Board and Chief Executive
  Officer, Diebold,
  Incorporated, Canton, Ohio

WILLIAM F. MASSY -- 61         1984           11,435            0.02      None
  Professor of Education and
  Business Administration,
  Emeritus
  Prior  -- Director, Stanford
  Institute for Higher
  Education Research and
  Professor of
  Education and Business
  Administration,
  Stanford University,
  Stanford, California

W. R. TIMKEN, JR. -- 57        1986          128,676(2,5)       0.28      Louisiana Land and
  Chairman of the Board,                                                  Exploration Company,
  The Timken Company,                                                     The Timken Company,
  Canton, Ohio,                                                           Trinova Corporation
  Manufacturer of Tapered
  Roller Bearings and
  Specialty Alloy Steel

OTHER NAMED EXECUTIVE
  OFFICERS:
  WILLIAM T. BLAIR               --           47,508(2,6)       0.10      --
  GERALD F. MORRIS               --           32,896(6)         0.07      --
  GREGG A. SEARLE                --           35,508(2,6)       0.07      --
  ALBEN W. WARF                  --           32,830(6)         0.07      --

All Directors and Executive      --          904,923(2,3,4,5,6) 1.97      --
  Officers (25) as a Group

---------------

1 Messrs. Mahoney, Blair, Morris, Searle and Warf have stock options issued under the 1972 Plan and/or the 1991 Plan for 9,375, 10,500, 3,750, 3,750,
  2,250 shares respectively that are exercisable within 60 days following February 10, 1996. For all Directors and Executive Officers as a Group, the number of stock options issued under the 1972 Plan that are exercisable within 60 days following February 10, 1996 is 23,963. Under the 1991 Plan, Messrs. Bockius, Carroll, Gant, Halstead, Lassiter, Lauer, Massy and Timken each have stock options to acquire 13,198, 8,856, 13,918, 1,687, 843, 2,530, 5,062 and
  1,687 shares, respectively, within 60 days following February 10, 1996. For all Directors and Executive Officers as a Group, the number of shares that are exercisable within 60 days following February 10, 1996 under the 1991 Plan is 95,946. The shares subject to the stock options described in this footnote are included in the above table.

2 Includes shares registered as custodian or trustee for minors, shares held in trust or shares otherwise beneficially owned.

3 Includes 52,509 shares (0.11%) in which Mr. Bockius has sole voting power and shared investment power. Mr. Bockius disclaims any beneficial ownership of these shares.

4 Includes 5,638 shares (0.01%) in which Mr. Gant disclaims any beneficial ownership.

5 Includes 89,844 shares (0.20%) in which Mr. Timken has shared voting power and shared investment power. Mr. Timken disclaims any beneficial ownership of these shares as well as 2,737 shares owned by his wife.

6 Includes shares held in his or her name under the 401(k) Savings Plan over which he or she has voting power, and/or shares held in the Dividend Reinvestment Plan. The shares for Mr. Mahoney do not include 14,175 shares which were earned out by him under a performance share award but which were deferred.

                     SECTION 16(A) REPORTING DELINQUENCIES

     To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during the year ended December 31, 1995 all Section 16(a) filing requirements for directors and executive officers were complied with.

                      DIRECTOR COMMITTEES AND COMPENSATION

     The members of the Audit Committee are Louis V. Bockius III, Daniel T. Carroll, L. Lindsey Halstead and W. R. Timken, Jr., Chairman. The committee met three times during 1995 in formal session and had various communications between themselves and the independent auditors informally at various times during the year. The functions performed by the committee include recommending to the Board of Directors the independent auditors for the upcoming year and meeting regularly and separately with both the independent auditors and the Corporation's internal auditors to (a) discuss their respective audit plans prior to the commencement of the audit, (b) discuss progress and findings on an interim basis, (c) review audit findings of the independent auditors after completion of examination and final discussions with internal auditors on results of their reviews, and (d) inquire as to the legality and propriety of the operations of the Corporation, including the steps taken to comply with the Corporation's business conduct policies.

     The members of the Board Membership Committee are Donald R. Gant, Chairman;
L. Lindsey Halstead, Robert W. Mahoney and W. R. Timken, Jr. The committee met two times during 1995. The committee's functions include reviewing the qualifications of potential director candidates and making recommendations to the Board of Directors to fill vacancies or to expand the size of the Board, when appropriate. The committee also makes recommendations as to the composition of the various committees of the Board and as to the compensation paid to the directors for their services on the Board and on the committees. The committee will consider nominees recommended by shareholders upon written submission of pertinent data to the attention of the Corporate Secretary. Such data should include complete information as to the identity and qualifications of the proposed nominee, including name, address, present and prior business and/or professional affiliations, education and experience, particular field or fields of expertise, an indication of the nominee's consent, and reasons why, in the opinion of the recommending shareholder, the proposed nominee is qualified and suited to be a director of the Corporation as well as what particular contributions to the success of the Corporation such person could be expected to make.

     The members of the Compensation and Organization Committee are Donald R. Gant, Phillip B. Lassiter, John N. Lauer and William F. Massy, Chairman. The committee met three times during 1995. The committee's functions are described below under "Compensation and Organization Committee Report on Executive Compensation."

     The members of the Executive Committee are Louis V. Bockius III, John N. Lauer, Chairman, and Robert W. Mahoney. The committee did not hold any formal meetings in 1995. The functions of the committee were carried out by telephone or written correspondence. The committee's functions include reviewing the management and operation of the business of the Corporation between meetings of the Board of Directors.

     The members of the Investment Committee are Daniel T. Carroll, Chairman; Phillip B. Lassiter and William F. Massy. The committee met four times in 1995. The committee's functions include establishing the investment policy including asset allocation for the Corporation's cash, short-term securities and retirement plan assets, overseeing the management of those assets, ratifying fund managers recommended by management and reviewing at least annually the investment performance of the Corporation's retirement plans and 401(k) Savings Plans to assure adequate and competitive returns.

     In 1995 the Board of Directors held six meetings. All directors attended more than 75% of the aggregate of all meetings of the Board and the Board committees on which they served during the year.

     Non-employee directors are compensated for their services as directors at the rate of $20,000 per annum. Non-employee directors who are members of the Audit Committee, Board Membership Committee, Compensation and Organization Committee, Executive Committee and Investment Committee are compensated for their services at the rate of $3,000 per annum per committee. In addition, each chairman of a committee receives $1,000 per annum, and each member of a committee who attends a meeting of a committee receives a fee of $1,000. A director may elect to defer receipt of all or a portion of his or her compensation pursuant to the 1985 Deferred Compensation Plan for Directors. Each non-employee director also receives an annual grant of stock options to purchase 3,375 Common Shares at an exercise price representing 100% of the market price of the Common Shares as of the date of grant.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation and Organization Committee are Donald R. Gant, Phillip B. Lassiter, John N. Lauer and William F. Massy, Chairman. In 1995 Goldman, Sachs & Co. performed investment advisory services for the Corporation or its subsidiaries. In the ordinary course of business, Goldman, Sachs & Co. may be called upon in the future to provide similar or other services for the Corporation. Donald R. Gant is a limited partner of The Goldman Sachs Group, L.
P. of which Goldman, Sachs & Co. is its primary affiliate. Mr. Gant formerly served as a director and officer for two of the Corporation's subsidiaries, but did not receive any additional compensation for serving in these capacities.

                             EXECUTIVE COMPENSATION

     The following table provides information relating to the annual and long-term compensation for the years ended 1995, 1994 and 1993 for the named executive officers of the Corporation. The amounts shown include compensation for services in all capacities that were provided to the Corporation including any amounts which may have been deferred.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM COMPENSATION
                                                                              ------------------------
                                              ANNUAL COMPENSATION               AWARDS        PAYOUTS(1)
                                      -----------------------------------     -----------     --------
                                                                 OTHER(2)     SECURITIES                      ALL
                                                                 ANNUAL       UNDERLYING                    OTHER(2)
        NAME AND                                                 COMPEN-       OPTIONS/         LTIP        COMPEN-
   PRINCIPAL POSITION        YEAR      SALARY       BONUS        SATION          SARS         PAYOUTS       SATION
-------------------------    -----    --------     --------     ---------     -----------     --------     ---------
ROBERT W. MAHONEY            1995     $422,917     $348,075      $11,949      37,500          $775,188      $ 8,496
Chairman of the Board,       1994      400,000      246,500       22,625           0           478,406        8,309
President and Chief          1993      378,000      236,000        8,211           0           508,249        8,410
Executive Officer

WILLIAM T. BLAIR             1995      261,458      156,475        8,524      15,000           516,792        8,533
Executive Vice               1994      235,375      112,500       18,758           0           296,156        7,803
President                    1993      210,667      115,164        6,268           0           273,384        7,837

GERALD F. MORRIS             1995      256,875      155,555        6,994      15,000           535,276       12,679
Executive Vice               1994      241,875      110,000       17,715           0           307,564        9,669
President and Chief          1993      219,104      120,444        5,712           0           285,485        7,113
Financial Officer

GREGG A. SEARLE(3)           1995      256,875      146,545        8,004      15,000           516,792        6,650
Executive Vice               1994      241,875      100,000       17,313           0           284,783        6,376
President                    1993      199,792      128,966        5,994           0           240,660        5,453

ALBEN W. WARF(3)             1995      215,000      135,470        6,077       9,000           347,591        7,638
Senior Vice President,       1994      182,920       90,000       15,462           0           206,921        6,925
Electronic Systems           1993      165,792       79,841        6,079           0           212,992        4,501
Development and
Manufacturing
---------------

1 The payouts reported for 1995 were based upon a management objective of cumulative earnings for the performance period of January 1, 1993 through December 31, 1995. The performance objective was met at the maximum amount, and the payout was in the form of a combination of cash and Common Shares.

2 The amounts reported for 1995 for Other Annual Compensation consist of amounts reimbursed to the named executive officers for tax liability on the following items: use of a Corporation automobile or cash in lieu thereof and supplemental executive life insurance. The All Other Compensation column presents amounts representing the dollar value of insurance premiums paid by the Corporation for the benefit of the executive and amounts contributed for 1995 under the Corporation's 401(k) Savings Plan, respectively as follows: Mr. Mahoney ($2,379, $6,117); Mr. Blair ($2,387, $6,146); Mr. Morris ($801,
  $6,216); Mr. Searle ($548, $6,102); Mr. Warf ($968, $6,670). The All Other
  Compensation column also includes an amount of $5,662 for preferential interest earned by Mr. Morris on compensation that he deferred in 1995.

3 Also includes compensation received as an officer of InterBold, a joint venture of the Corporation and the IBM Corporation. No such compensation was received in 1995.

                      EMPLOYMENT CONTRACTS AND TERMINATION
                 OF EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS

     The Corporation has entered into agreements with each of the named executive officers, and certain other executives, providing that in the event of any change in control of the Corporation through the acquisition of 20 percent or more of the outstanding voting securities of the Corporation, certain changes in the composition of the Corporation's Board of Directors, or by merger or consolidation of the Corporation into, or sale of substantially all of its assets to, another corporation, such persons would continue their employment with the Corporation in their present positions for a term of three years following such change in control. During such term of employment, each of the named executive officers would be entitled to receive base compensation and to continue to participate in incentive and employee benefit plans at levels no less favorable to him or her than prior to commencement of the term. In the event of the termination of such person's employment under certain circumstances after a change in control of the Corporation, such person would be entitled to receive a payment in the amount of approximately twice such person's prior base salary and to continue to participate in certain employee benefit plans for up to two years. None of the agreements will become operative until a change in control of the Corporation has occurred, prior to which time the Corporation and such persons each reserve the right at any time, with or without cause, to terminate his or her employment relationship. The Corporation has established trusts to secure, among other things, the payment of amounts that may become payable pursuant to these agreements and to reimburse such persons for expenses incurred in attempting to enforce the Corporation's obligations pursuant to these agreements and certain other arrangements. These trusts will be funded only in connection with or in anticipation of a change in control of the Corporation.

     During 1995, William T. Blair agreed to stay on past his intended retirement date for one additional year. Accordingly, the Corporation agreed to provide him with an additional eighteen months of credit for purposes of the unfunded non-qualified supplemental retirement plan. As a result, his projected net benefit under such plan will be increased by $1,885 per month.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides information relating to stock option grants for the year 1995 for the named executive officers of the Corporation. No stock appreciation rights were granted to the named executive officers or other optionees during 1995.

                                                                              POTENTIAL
                                 INDIVIDUAL GRANTS                       REALIZABLE VALUE AT
                      ----------------------------------------              ASSUMED ANNUAL
                       NUMBER OF          % OF                           RATES OF STOCK PRICE
                       SECURITIES        TOTAL                               APPRECIATION
                       UNDERLYING     OPTIONS/SARS    EXERCISE            FOR OPTION TERM(1)
                      OPTIONS/SARS     GRANTED TO     OR BASE     ----------------------------------
                       GRANTED(2)     EMPLOYEES IN     PRICE      EXPIRATION
        NAME              (#)         FISCAL YEAR     ($/SH)(3)      DATE        5%($)      10%($)
--------------------  ------------    ------------    --------    ----------    -------    ---------
Robert W. Mahoney        37,500            18           23.67       4/4/05      558,144    1,414,446
William T. Blair         15,000             7           23.67       4/4/05      223,258      565,779
Gerald F. Morris         15,000             7           23.67       4/4/05      223,258      565,779
Gregg A. Searle          15,000             7           23.67       4/4/05      223,258      565,779
Alben W. Warf             9,000             4           23.67       4/4/05      133,955      339,467

---------------

1 The potential gains shown are net of the option exercise price and do not include the effect of any taxes associated with exercise. The amounts shown are for the assumed rates of appreciation only, do not constitute projections of future stock price performance, and may not necessarily be realized. Actual gains, if any, on stock option exercises depend on the future performance of the Corporation's Common Shares, continued employment of the optionee through the term of the option, and other factors.

2 All option grants were new and not granted in connection with an option repricing transaction. The term of the options is ten years, and vesting occurs at the rate of 25% annually beginning one year from the date of grant, or immediately in the event of a change in control.

3 The exercise or base price per share represents the fair market value of the Corporation's Common Shares as of the date of grant.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

     The following table provides information relating to stock option exercises for the year 1995 and exercisable and unexercisable stock options at December 31, 1995 for the named executive officers of the Corporation. No stock appreciation rights were awarded to such individuals during the last fiscal year, and no stock appreciation rights were exercised or remained unexercised during the last fiscal year.

                                                            NUMBER OF
                                                            SECURITIES        VALUE OF
                                                            UNDERLYING      UNEXERCISED
                                                           UNEXERCISED      IN-THE-MONEY
                                                           OPTIONS/SARS     OPTIONS/SARS
                                                            AT FY-END        AT FY-END
                                                               (#)              ($)
                                                           ------------     ------------
                      SHARES ACQUIRED        VALUE         EXERCISABLE/     EXERCISABLE/
        NAME          ON EXERCISE (#)     REALIZED ($)     UNEXERCISABLE    UNEXERCISABLE
--------------------- ---------------     ------------     ------------     ------------
Robert W. Mahoney            0                  0             37,500*          496,875*
William T. Blair             0                  0             15,000*          198,750*
                                                               6,750**         178,947**
Gerald F. Morris             0                  0             15,000*          198,750*
Gregg A. Searle              0                  0             15,000*          198,750*
Alben W. Warf                0                  0              9,000*          119,250*

---------------
 * unexercisable

** exercisable

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     The following table provides information relating to the long-term incentive awards that were made in the year 1995 under the 1991 Plan for the named executive officers.

                                                                   ESTIMATED FUTURE PAYOUTS
                                               PERFORMANCE       UNDER NON-STOCK PRICE-BASED
                             NUMBER OF           OR OTHER                   PLANS
                           SHARES, UNITS       PERIOD UNTIL            NUMBER OF SHARES
                             OR OTHER         MATURATION OR      ----------------------------
         NAME                 RIGHTS              PAYOUT         THRESHOLD   TARGET   MAXIMUM
-----------------------    -------------     ----------------    ---------   -------  -------
Robert W. Mahoney              14,175         1/1/95-12/31/97    3,545      14,175     21,263
William T. Blair                9,788         1/1/95-12/31/97    2,448       9,788     14,682
Gerald F. Morris                9,788         1/1/95-12/31/97    2,448       9,788     14,682
Gregg A. Searle                 9,788         1/1/95-12/31/97    2,448       9,788     14,682
Alben W. Warf                   6,357         1/1/95-12/31/97    1,592       6,357      9,536

---------------

The table above presents information about performance shares awarded during the year pursuant to the 1991 Plan. Each performance share that is earned out entitles the holder to the then current value of one Common Share. Payouts of awards are tied to achievement of management objectives based upon specified cumulative levels of earnings for each performance period. The target amount will be earned for a performance period if the Corporation achieves 100% of the targeted earnings rate. No amount is payable unless the threshold amount, which is fixed at 94.5% of targeted earnings, is exceeded. The maximum award amount will be earned if the Corporation achieves 105.5% of the targeted earnings rate. Payouts may be made in the form of Common Shares, cash or a combination of Common Shares and cash as recommended by the Compensation and Organization Committee and approved by the Board of Directors. The awards provide for adjustments for extraordinary items upon recommendation of the Compensation and Organization Committee and approval by the Board of Directors.

                              RETIREMENT BENEFITS

     The named executive officers and the other executive officers, including officers of InterBold, are eligible to participate in a qualified non-contributory defined benefit retirement plan ("Retirement Plan"). In addition, the named executive officers, and the other executive officers participate in an unfunded non-qualified supplemental retirement plan ("Supplemental Plan").

     The following table sets forth the estimated annual benefits for both the Retirement Plan and the Supplemental Plan upon retirement at age 62 to the executive officers who elect to retire and receive an annuity. The benefit amounts shown in this table are in addition to any benefits to which the participant might be entitled under the Social Security Act, and assume that the Supplemental Plan and the Social Security Act continue unchanged and that one-half of each participant's anticipated Social Security benefit is $6,036 per year at age 62.

                               PENSION PLAN TABLE

                                              ANNUAL BENEFIT PAYABLE AT AGE 62
             HIGHEST 5 YEAR               ----------------------------------------
              AVERAGE W-2                                                 15 OR
              COMPENSATION                 5 YEARS        10 YEARS      MORE YEARS
               AT AGE 62                  OF SERVICE     OF SERVICE     OF SERVICE
----------------------------------------  ----------     ----------     ----------
$  300,000..............................   $ 58,964       $123,964       $188,964
   500,000..............................    102,297        210,631        318,964
   700,000..............................    145,631        297,297        448,964
   900,000..............................    188,964        383,964        578,964
 1,100,000..............................    232,297        470,631        708,964
 1,300,000..............................    275,631        557,297        838,964
 1,500,000..............................    318,964        643,964        968,964

     Benefit levels under the Retirement Plan are based on years of service (subject to a maximum of 30 years), final average compensation (which is an average of the Salary and Bonus as reflected in the Summary Compensation Table paid for the highest five consecutive of the last ten calendar years prior to retirement), and the participant's individually covered compensation based on year of birth under the Social Security Act. The Supplemental Plan provides a supplemental monthly retirement benefit so that a participant's total retirement benefit from the Retirement Plan and the Supplemental Plan, plus one-half of the participant's anticipated Social Security benefit, equals 65% (prorated for less than 15 years of service) of the participant's final average compensation received from the Corporation and InterBold, as applicable, during the highest five consecutive years of the last ten calendar years of employment. Compensation is defined for this purpose as salary plus bonus accrued for each such calendar year. For a participant who is employed by the Corporation or InterBold, as applicable, for less than 5 full calendar years, the average would be based on the participant's compensation for his or her entire employment period. The Supplemental Plan benefits are payable at age 62 on a joint & survivor basis, if married, and a single life basis, if single at retirement. In no case will less than 5 years of benefit be paid to the participant, his or her spouse and/or beneficiary, as applicable. Benefits are also available to participants electing early retirement at age 60 (on a reduced basis) who die or become disabled while employed, or whose employment is involuntarily terminated after completing 15 years of service. Reduced benefits (computed at a 55% of final average compensation, rather than 65%) are also available to a participant who voluntarily terminates employment after completing 15 years service. Accrued benefits under the Supplemental Plan are fully vested and are required to be maintained in the event of a change in control of the Corporation.

     As of December 31, 1995, the number of years of service for the named executive officers is as follows: Mr. Mahoney, 13.6 years; Mr. Blair, 7 years; Mr. Morris, 5.1 years; Mr. Searle, 5.4 years; and Mr. Warf, 14.3 years.

                 COMPENSATION AND ORGANIZATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation and Organization Committee (the "Committee") is composed entirely of non-employee directors. The Committee's principal functions are to establish base salary levels, to determine and measure achievement of corporate and individual goals for the named executive officers and other executive officers under the Annual Incentive Plan, and to select the participants, measure achievement of objectives and determine the awards under the 1991 Equity and Performance Incentive Plan (the "1991 Plan"). In addition, the Committee reviews any proposed changes to any benefit plans of the Corporation such as retirement plans and 401(k) Savings Plans. The Committee's recommendations are subject to the approval of the Board of Directors. In prior years, the Committee also administered and reviewed the retirement plan investments for the Corporation's retirement plans. In 1995, these responsibilities were reassigned to the Investment Committee, which is a new committee of the Board of Directors.

     The Committee believes that the compensation for the named executive officers and the other executive officers should tie individual compensation to the performance of the Corporation. From time to time, the Committee reviews studies prepared by independent compensation consultants and meets with them to review such studies when necessary. In 1994, the Committee and/or the Chairman of the Committee met several times with an outside consultant to perform a complete re-evaluation of the executive compensation program. This re-evaluation included a review of compensation policies of companies similar to the Corporation in size and industry and included those companies with which the Corporation competes for talented executives. Due to the unique character of the Corporation's business, the companies selected for this purpose would not necessarily include any of those companies reflected in the Corporation's performance graph. The survey data used for review of compensation policies are based upon companies that are similar in size and lines of business as the Corporation. The studies reviewed surveyed many companies but did not identify any by name. Some or all of the companies in the peer group used in the performance graph may have been included in the compensation studies used by the Corporation, based on the reported lines of business and market capitalization reflected in the surveys. The Committee received the final results from the consultant in early 1995, and incorporated the appropriate recommendations in its final review of 1994 compensation. In addition, during 1995 the Committee received information periodically on compensation policies from the consultant. The Committee used the results of this information as well as the results from the re-evaluation of the executive compensation program as a basis for review and recommendation for compensation approved for the executive officers in 1995. The Committee believes its present compensation programs are competitive with those offered by companies similar to the Corporation. In general, the Committee believes that the base salary should be set below median, and the total compensation should be at or above the median when the Corporation meets or exceeds its expectations and below when it does not. The Committee believes that total compensation should have a greater proportion variable and dependent on the overall performance of the Corporation.

     The Corporation has three basic elements in the compensation for its executive officers. These elements are (a) base salary compensation, (b) annual incentive compensation and (c) long-term incentive compensation. These elements of compensation recognize both individual and corporate performance. Annual incentive compensation provides incentive compensation which optimizes rewards for performance over a shorter period of performance while long-term incentive compensation optimizes rewards for performance over a longer term with an achievement of cumulative earnings usually over a three-year period. In addition, stock option grants result in a reward when the market value appreciates in relation to the option price.

BASE SALARY COMPENSATION

     The base salary for all executive officers is reviewed annually, and the Committee's review process continues throughout the year. This review includes an analysis of past and expected future performance of the executive officers, as well as the responsibilities and qualifications of the executive officers individually and the performance of the Corporation in comparison with companies similar to the Corporation. The base salaries established for 1995 were consistent with the Committee's compensation policy, noted above, of generally setting base salary below median.

ANNUAL INCENTIVE COMPENSATION

     The Annual Incentive Plan ("Incentive Plan") recognizes the performance of the named executive officers, other executive officers and key managers who contribute to the Corporation's success. These participants have the greatest impact on the profitability of the Corporation. In general, the participants with the most significant responsibility have the greatest proportion of their cash compensation tied to the Incentive Plan. The performance criteria, which are described in more detail below, reflect a combination of corporate operating profit, net of minority interest, and specific individual goals and objectives.

     At the beginning of each year, the Committee establishes annual performance goals for the Corporation which are based on operating profit, net of minority interest. The performance goals include threshold, midpoint and maximum amounts for achievement, with the midpoint being 100%. The Committee established the threshold level for 1995 at a level that required the Corporation to exceed the operating profit achieved in 1994 before any payout could occur. At the same time, the Committee reviewed, amended and approved individual personal performance goals and objectives for the named executive officers. The Incentive Plan is generally weighted 50% on the Corporation achieving its operating profit goal, and 50% on the achievement of the individual goals and objectives. No Incentive Plan compensation is paid if the Corporation does not achieve at least the threshold amount of its operating profit goal even though an individual may have achieved his or her personal goals and objectives. At the end of each year, the Committee reviews the performance of the Corporation and achievement of the personal goals and objectives for the named executive officers and other executive officers. The Committee then reviews its findings and recommendations with the Board of Directors. In 1995, the Corporation met its performance goals at slightly less than the maximum amount, the individual goals of the executive officers were generally met at slightly less than the maximum amount, and the executive officers received Annual Incentive Compensation accordingly.

LONG-TERM INCENTIVE COMPENSATION

     The 1991 Plan affords flexibility in the types of awards that can be made for a long-term period. In particular, certain awards tie the individual's performance to the performance of the Corporation. Since 1991, the Committee has recommended the granting of longer-term incentive awards in the form of performance share grants. The Committee believes this form of award motivates the executive officers to perform on a long-term basis, which furthers the goals of the Corporation and increases shareholder value. In certain instances, stock options have been granted to certain other executive officers.

     In 1995 the Committee recommended performance share grants for the named executive officers, and certain of the other executive officers for the three-year performance period of January 1, 1995 through December 31, 1997. Prior to recommending the grants, the Committee reviewed the performance, together with the responsibilities, of the executive officers. The performance share grants were generally determined by the level of responsibilities and the performance of the executive officers. These executive officers have the greatest impact on the profitability of the Corporation. The management objective for this performance period will be measured for the entire performance period on a cumulative basis. There will be no earnout unless the earnings goal is achieved for the three-year performance period. Payout of any awards will be based upon achievement of a threshold amount of 94.5% of the management objective and the maximum payout will be earned if 105.5% of the management objective is achieved. These grants also provide for an adjustment due to extraordinary items at the discretion of the Committee and subject to the approval of the Board of Directors. The Committee believes these awards motivate individual performance and increase shareholder value because achievement of corporate financial goals on a cumulative basis over an extended period must be met before any earnout occurs. The Committee believes that an example of this expected result is shown in the most recent earnout for the three-year cumulative performance period of January 1, 1993 through December 31, 1995. The Committee had recommended and the Board of Directors had approved a very challenging objective for this performance period. Management performed well and as a result, the earnout was at the maximum amount. The payout was in the form of a combination of cash and Common Shares.

     Performance share grants have generally been issued as the principal form of equity incentive for the Corporation's executive officers during the last five years. No restricted share awards were made in 1995 to the named executive officers. However, restricted share awards were made in 1995 to certain other executive officers who were not previously awarded performance share grants, but were included in such grants when the program was expanded in 1993. These awards in 1995 were made on the basis of their 1993-94 performance against their goals and objectives. The restricted share awards will provide an equivalent compensation program for these executive officers until they achieve their earnout of performance shares under the relevant performance period. All rights to the restricted share awards are forfeited if the executive officer terminates employment voluntarily or in the event of termination for cause before the end of a three-year period.

     In addition, during 1995 the Committee recommended, and the Board of Directors approved, stock option grants to the named executive officers. Stock options were also granted to certain other executive officers in 1995. The option awards reflect conclusions presented in the report by the outside compensation consultant, which indicated that the combination of annual incentive compensation and performance share awards were well below median at the level of the top five executives. The report also concluded that reliance on performance shares as the sole long-term incentive did not provide upside leverage to recognize excellent performance. Further, the compensation consultant informed the Committee that any increase in long-term incentive compensation should be tied to the stock price. The number of shares granted to the named executive officers was based upon the recommendations of the compensation consultant. In making its recommendations, the consultant considered target total compensation for peer companies of the Corporation as well as the Black-Scholes value of option grants. The peer companies selected for this purpose would not necessarily include any of those companies reflected in the Corporation's performance graph. This is due to the unique character of the Corporation's business. Some or all of the companies in the peer group used in the performance graph may have been included in the compensation studies provided by the consultant based on the reported lines of business and market capitalization.

     The Committee believes that the addition of stock options provides an essential competitive component in the executive compensation program. Also, the Committee believes that stock options align the interests of the named executive officers with those of the Corporation's shareholders since no benefit inures to the named executive officers unless stock price appreciation occurs over a period of years. Information on the stock options granted to the named executive officers is included in the table entitled Option/SAR Grants in Last Fiscal Year.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The chief executive officer, a named executive officer, participates in the three elements of compensation previously discussed for the other executive officers.

     In setting the base salary compensation for the chief executive officer for 1995, the Committee considered a number of factors. These included an evaluation of his experience and performance in relation to the performance of the Corporation. As stated previously, the Committee believes that individual compensation should be tied to the performance of the

Corporation so that a higher portion of total compensation is attributable to incentive compensation.

     In addition to the Corporation's performance goal based on operating profit, the chief executive officer's individual performance relating to annual incentive compensation for 1995 was measured by achievement of specific personal goals and objectives. In 1995 he earned annual incentive compensation slightly less than the maximum amount. He received this amount because the Corporation's financial results during the year met the principal predetermined goals, including earnings per share, operating profit, return on equity and operating expenses, and because he met or exceeded expectations in specified non-financial areas. Other specific goals and objectives established for the chief executive officer included revenues, order levels and new business development.

     With respect to long-term incentive compensation, the chief executive officer was granted a performance share grant in 1995 covering the performance period of January 1, 1995 through December 31, 1997. As stated previously, any earnout of shares will be based upon achievement of a threshold amount of 94.5% of the management objective and the maximum payout will be earned if 105.5% of the management objective is achieved. The estimated payout for the chief executive officer is 3,545 shares at threshold, 14,175 shares at target and 21,263 shares at maximum. For the performance period of January 1, 1993 through December 31, 1995, the chief executive officer earned 21,263 shares, which was the maximum amount. The payout was in the form of a combination of cash and Common Shares. In addition, in 1995 the chief executive officer was granted a stock option for 37,500 shares at $23.67 per share, which represented the fair market value at the date of grant. Additional information on his stock option is included in the table entitled Option/SAR Grants in Last Fiscal Year. The Committee believes the chief executive officer's compensation is commensurate with his experience, his performance and the performance of the Corporation.

COMPLIANCE WITH FEDERAL TAX LEGISLATION

     Federal tax legislation enacted in 1993 generally precludes the Corporation and other public companies from taking a tax deduction for compensation in excess of $1 million which is not performance-based and is paid, or otherwise taxable, to the named executive officers. The Committee has reviewed this federal tax legislation several times. Certain awards were made prior to February 18, 1993 and are not covered by the new legislation. The compensation under the Corporation's existing programs was not affected by the new limitation during 1995. However, since compensation that will be paid in 1996 and later years may be affected by the new limitation, the Committee established a policy in 1995 that any amounts affected by the limitation would be automatically deferred until the limitation no longer applies.

     The foregoing report on 1995 executive compensation was submitted by the Compensation and Organization Committee of the Corporation's Board of Directors and shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "Commission") or subject to Regulation 14A promulgated by the Commission or Section 18 of the Securities Exchange Act of 1934. The names of the directors who serve on the Compensation and Organization Committee are set forth below:

                                                      William F. Massy, Chairman
                                                                  Donald R. Gant
                                                             Phillip B. Lassiter
                                                                   John N. Lauer

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative shareholder return, which includes the reinvestment of cash dividends, of the Corporation's Common Shares with the cumulative total return of the S&P Composite-500 Stock Index and a self-constructed peer group. The peer group consists of Hubbell Inc. and Thomas & Betts Corp. (electrical products companies) and Harris Corp., SCI Systems Inc. and Varian Associates (diversified electronic products companies). The peer group was selected based on similarity to the Corporation's line of business and similar market capitalization. The comparison covers the five-year period starting December 31, 1990 and ended December 31, 1995. The comparisons in this graph are required by rules promulgated by the Commission and are not intended to forecast future performance of the Corporation's Common Shares.

                                [Artwork Here]

                        Dec-90          Dec-91          Dec-92          Dec-93          Dec-94          Dec-95
---------------------------------------------------------------------------------------------------------------
Diebold Inc             $100            $143            $185            $283            $296            $407
---------------------------------------------------------------------------------------------------------------
S&P 500(R)              $100            $130            $140            $155            $157            $215
---------------------------------------------------------------------------------------------------------------
Self-constructed peer
group                   $100            $130            $159            $180            $191            $253
---------------------------------------------------------------------------------------------------------------

                PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION
               TO INCREASE THE AUTHORIZED NUMBER OF COMMON SHARES

     The Corporation's Articles of Incorporation presently authorize the issuance of 50,000,000 Common Shares. The Board of Directors recommends an increase in the number of authorized Common Shares from the 50,000,000 currently authorized to 125,000,000 Common Shares.

     As of December 31, 1995, 45,808,227 Common Shares were issued and outstanding not including Treasury shares. Also, as of that date, 114,593 Common Shares were reserved for issuance upon the exercise of stock options granted under the 1972 Plan, 1,068,744 Common Shares were reserved for issuance upon the exercise of stock options or other awards under the 1991 Plan and 569,484 Common Shares were reserved for future awards under the 1991 Plan. The balance of the Common Shares available for issuance on that date was 2,353,501 shares.

     The Board of Directors last requested an increase in the authorized Common Shares in 1992. Since that time the Corporation has distributed three-for-two stock dividends on three occasions, in February 1993, February 1994 and February 1996. The Board of Directors has determined that it would be advisable to have additional authorized Common Shares that would be available for issuance from time to time. Additional authorized Common Shares could enable the Corporation to take advantage of business opportunities that may arise or could be used for other corporate purposes such as stock dividends or stock splits. At the present time, the Board of Directors has no plans, agreements, arrangements or commitments for the issuance of additional shares other than pursuant to the Corporation's existing incentive plans, the Rights Agreement, dated as of February 10, 1989, by and between the Corporation and Ameritrust Company National Association, and the Purchase Agreement dated November 14, 1994 by and between the Corporation and Daily-Med, Inc. for the purchase of common stock of MedSelect Systems, Inc. Pursuant to this agreement, Daily-Med, Inc. will have the opportunity to earn an immaterial number of Common Shares of the Corporation if certain revenue targets are achieved. The Corporation will be able to fulfill its commitment to issue those shares to Daily-Med, Inc. whether or not the proposal to amend the Articles of Incorporation is approved.

     Holders of Common Shares do not have pre-emptive rights with respect to the issuance of additional shares by the Corporation. Thus, the issuance of additional shares could dilute the percentage ownership of shareholders of the Corporation. The issuance of additional shares may be authorized by the Board of Directors without further action of shareholders, except as may be required by law or by the rules of the New York Stock Exchange. Under the present provisions of Ohio law, the approval of shareholders would be required in connection with certain mergers, acquisitions or business combinations involving the issuance of one-sixth or more of the Corporation's outstanding voting shares.

     The proposal to increase the authorized number of Common Shares could be viewed to have an anti-takeover effect. Authorized but unissued and unreserved Common Shares could be used by the Board of Directors to make more difficult a change in control of the Corporation. In certain circumstances, such shares could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Corporation. These shares could also be sold in a private placement to a purchaser or purchasers who might oppose a change in control of the Corporation. The Corporation is not aware of any pending or proposed effort to affect the control of the Corporation or to change management. Furthermore, neither management of the Corporation nor the Board of Directors views the proposal in this perspective, and the Corporation currently has no intention of issuing Common Shares for such purposes.

     Approval of the proposed amendment to the Articles of Incorporation requires the affirmative vote of the holders of two-thirds of the outstanding Common Shares.

     THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

                    RATIFICATION OF APPOINTMENT OF AUDITORS
                           BY THE BOARD OF DIRECTORS

     KPMG Peat Marwick LLP acted as the Corporation's independent auditors during the past fiscal year, and has so acted since 1965.

     On the recommendation of the Audit Committee and the Board of Directors, and subject to ratification by the shareholders, the Board of Directors appointed KPMG Peat Marwick LLP to examine the accounts and other records of the Corporation for the fiscal year ending December 31, 1996. The Board of Directors will present to the annual meeting a proposal that such appointment be ratified. Should the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection.

     KPMG Peat Marwick LLP has no financial interest, direct or indirect, in the Corporation or any subsidiary.

     A representative of KPMG Peat Marwick LLP is expected to be present at the annual meeting to make a statement if he or she desires to do so and to respond to appropriate questions.

     THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF
AUDITORS.

                            EXPENSES OF SOLICITATION

     The cost of soliciting the proxies will be borne by the Corporation. In addition to solicitation by mail, some of the Corporation's directors, officers and employee associates, without extra remuneration, may conduct additional solicitations by telephone, facsimile and personal interviews. The Corporation will also enlist, at its own cost, the assistance of banks, bankers and brokerage houses in additional solicitations of proxies and proxy authorizations, particularly from those of their clients or customers whose shares are not registered in the clients' or customers' own names. Brokers, bankers, etc., will be reimbursed for out-of-pocket and reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Common Shares. It is estimated that the expense of such special solicitation will be nominal. In addition, Georgeson & Co., Inc., New York, New York, has been retained to assist in the solicitation of proxies for an estimated fee of $7,000.

                           PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended to be presented at the 1997 annual meeting of shareholders must be received by the Secretary of the Corporation no later than November 9, 1996 for consideration for inclusion in the proxy statement and form of proxy for that meeting.

                                 OTHER MATTERS

     The Corporation is not aware of any matters to be presented at the annual meeting other than the matters set forth herein. Should any other matters be presented for a vote of the shareholders, the proxy in the enclosed form confers discretionary voting authority upon the persons voting such proxy. In accordance with the provisions of the General Corporation Law of the State of Ohio, the Board of Directors has appointed inspectors of elections to act at the annual meeting.

                                              By Order of the Board of Directors

                                                 CHAREE FRANCIS-VOGELSANG
                                               Vice President and Secretary

Canton, Ohio
March 8, 1996

       THE ANNUAL REPORT OF DIEBOLD, INCORPORATED FOR THE YEAR ENDED DECEMBER 31, 1995, WAS MAILED TO ALL SHAREHOLDERS ON OR ABOUT MARCH 8, 1996.

                                [Campus Map]


From Cleveland and Akron: Take I-77 South to Exit 111 (Portage Road). Turn right on Portage to Frank Avenue. Turn left on Frank Avenue to the Stark Technical College Campus. Follow the signs to the Diebold Education Center.

From Canton: Take I-77 North to Exit 111 (Portage Road). Turn left on Portage to Frank Avenue. Turn left on Frank Avenue to the Stark Technical College Campus. Follow the signs to the Diebold Education Center.

                                DIEBOLD, INCORPORATED
                                  5995 MAYFAIR ROAD
   P
   R                P.O. BOX 3077, NORTH CANTON, OHIO 44720-8077
   O
   X         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
   Y The undersigned hereby appoints Robert W. Mahoney, William T. Blair, Gerald F. Morris and Gregg A. Searle, and each of them, as Proxies, with full power of substitution to represent and to vote all the Common Shares of Diebold, Incorporated held of record by the undersigned on March 1, 1996, at the annual meeting of shareholders which will be held on April 3, 1996 or at any adjournment thereof, as follows:

           Election of Directors, Nominees:                               (change of address)
           L. V. Bockius III, D. T. Carroll, D. R. Gant, L. L.            _________________________________
           Halstead, P. B. Lassiter, J. N. Lauer, R. W. Mahoney, W.       _________________________________
           F. Massy and W. R. Timken, Jr.                                 _________________________________
                                                                          _________________________________
                                                                          (If you have written in the above
                                                                          space, please mark the
                                                                          corresponding box on the reverse
                                                                          side of this card.)

   YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH
   TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH
   OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
                                                                SEE REVERSE
                                                                   SIDE

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                                  DETACH CARD

  / X /     PLEASE MARK YOUR                                          SHARES IN YOUR NAME REINVESTMENT SHARES
            VOTES AS IN THIS
            EXAMPLE.

                    FOR    WITHHELD                               FOR       AGAINST     ABSTAIN
1. Election of      / /      / /      2. To amend the            / /         / /         / /
   Directors                             Articles of
  (see reverse)                          Incorpora-
                                         tion to
  For, except vote withheld from the     increase the
  following nominee(s):                  authorized number
  ____________________________________   of Common
                                         Shares, $1.25 par
                                         value, from 50,000,000
                                         to 125,000,000
                              FOR       AGAINST     ABSTAIN
3. To Ratify                 / /         / /         / /
   the Appointment of KPMG
   Peat Marwick LLP as
   Independent Auditors
   for the year 1996.



                                        Change
                                          of       / /
                                        Address


     SIGNATURE(S)_______________________________________ DATE_____________

     SIGNATURE(S)_______________________________________ DATE_____________

     NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
           When signing as attorney, executor,
           administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                                  DETACH CARD

                        CONFIDENTIAL VOTING INSTRUCTIONS

           To Key Trust Company of Ohio, NA, Trustee for the Diebold,
                    Incorporated 401(K) Savings Plan ("SP")

      The undersigned, as a participant in the SP, hereby directs the Trustee to vote in person or by proxy, with the powers the undersigned would possess if personally present, to vote all Common Shares of the undersigned in Diebold, Incorporated (and to exercise all other shareholder rights and powers) at the annual meeting of its shareholders to be held on April 3, 1996, and at any adjournments thereof, upon all matters that may properly come before the meeting, including the matters identified on the reverse side of this consent card and described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this consent card.

      ELECTION OF DIRECTORS, NOMINEES:

      L. V. BOCKIUS III, D. T. CARROLL, D. R. GANT, L. L. HALSTEAD, P. B. LASSITER, J. N. LAUER, R. W. MAHONEY, W. F. MASSY AND W. R. TIMKEN, JR.


      IF NO INSTRUCTIONS ARE GIVEN ON THE REVERSE SIDE THE TRUSTEE WILL VOTE SHARES IN ITS SOLE DISCRETION.

         PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE AND RETURN THIS

               CONSENT CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                             DIEBOLD, INCORPORATED
          401(K) SAVINGS PLAN, C/O KEYCORP SHAREHOLDER SERVICES, INC.
                            CORPORATE TRUST DIVISION
                  P.O. BOX 979782, CLEVELAND, OHIO 44197-9783

                                                                SEE REVERSE
                                                                   SIDE

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                                  DETACH CARD

  / X /     PLEASE MARK YOUR
            VOTES AS IN THIS
            EXAMPLE.

                     FOR     WITHHELD                                  FOR       AGAINST     ABSTAIN
1. Election of       / /       / /     2. To amend the                 / /         / /         / /
   Directors                              Articles of
   (see reverse)                          Incorpora-
                                          tion to
   For, except vote withheld from the     increase the
   following nominee(s):                  authorized number
   ____________________________________   of Common Shares, $1.25 par
                                          value, from
                                          50,000,000 to
                                          125,000,000
                          FOR    AGAINST     ABSTAIN
3. To Ratify              / /      / /         / /
   the Appointment
   of KPMG Peat
   Marwick LLP as
   Independent Auditors
   for the year 1996.


     SIGNATURE(S)______________________________________ DATE__________________

     NOTE: Please sign exactly as name appears hereon.

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                                  DETACH CARD